Exhibit 99.1

Contacts: Alnylam Pharmaceuticals, Inc.
Christine Akinc (Investors and Media) 617-682-4340 Josh Brodsky (Investors) 617-551-8276

Alnylam Pharmaceuticals Reports Fourth Quarter and Full Year 2025 Financial Results and Highlights Recent Period Progress

− Achieved Fourth Quarter and Full Year 2025 Global Net Product Revenues of $995 Million and $2,987 Million, Respectively, Representing 121% and 81% Growth Compared to Same Periods in 2024 –

− Attained GAAP and non-GAAP Profitability for Full Year 2025, with Sustainable Growth in Operating Income Expected –

− Launched “Alnylam 2030” Strategy Focused on Scaling Alnylam through Durable ATTR Leadership, Long-Term Sustainable Innovation, and Exceptional Financial Results –

− Announced 2026 Pipeline Goals, Including 4 Clinical Readouts, 3 Ongoing Pivotal Studies, 3 Phase 2 Study Initiations, and 3+ New IND Filings –

− Reiterates Net Product Sales Guidance and Provides Additional 2026 Financial Guidance –

CAMBRIDGE, Mass., February 12, 2026 – Alnylam Pharmaceuticals, Inc. (Nasdaq: ALNY), the leading RNAi therapeutics company, today reported its consolidated financial results for the fourth quarter and full year ended December 31, 2025 and reviewed recent business highlights.

“2025 was a year of key accomplishments for Alnylam, highlighted by the landmark approval of AMVUTTRA for ATTR-CM in the U.S., which drove total net product revenues of nearly $3 billion, or 81% growth year-over-year, and propelled us to profitability. We also achieved great progress across our portfolio, initiating three Phase 3 studies, expanding our pipeline with four proprietary CTAs, and launching a potential best-in-class enzymatic ligation-based RNAi manufacturing platform,” said Yvonne Greenstreet, M.D., Chief Executive Officer of Alnylam. “Further, we are excited to have recently unveiled our new set of five-year aspirational goals, Alnylam 2030, under which we aim to achieve global TTR leadership with a durable franchise; grow through innovation by delivering therapies that prevent, halt, or reverse disease; and scale with financial discipline and agility. By pursuing these ambitious goals, we believe Alnylam will drive substantial patient impact by addressing serious unmet medical needs around the world and create substantial long-term shareholder value.”

Fourth Quarter 2025 and Recent Significant Business Highlights

Total TTR: AMVUTTRA® (vutrisiran) & ONPATTRO® (patisiran)

•Achieved global net product revenues for AMVUTTRA and ONPATTRO for the fourth quarter of $827 million and $32 million, respectively, together representing 151% total TTR growth compared to Q4 2024, and full year 2025 revenues of $2,314 million and $173 million, respectively, together representing 103% total TTR growth compared to full year 2024.

•Presented new analyses from the HELIOS-B Phase 3 clinical trial of vutrisiran in patients with ATTR-CM at the American Heart Association Scientific Sessions 2025.
◦Cardiovascular magnetic resonance (CMR) and echocardiographic analyses demonstrated that treatment with vutrisiran resulted in significant changes indicating significant improvement on multiple functional and structural cardiac parameters.
◦CMR imaging showed amyloid regression in 22% of vutrisiran treated patients with no regression found in patients who received placebo.
◦Treatment with vutrisiran preserved kidney function in HELIOS-B patients, and reduced risk of death and cardiovascular events in patients with advanced chronic kidney disease.

Total Rare: GIVLAARI® (givosiran) & OXLUMO® (lumasiran)

•Achieved global net product revenues for GIVLAARI and OXLUMO for the fourth quarter of $87 million and $50 million, respectively, together representing 26% total Rare growth compared to Q4 2024, and full year 2025 revenues of $308 million and $191 million, respectively, together representing $500 million in revenues and 18% total Rare growth compared to full year 2024.

Other Highlights

•Initiated a Phase 2 clinical trial of ALN-4324, an investigational RNAi therapeutic targeting GRB14 for type 2 diabetes mellitus.

•Initiated a Phase 1 clinical trial of ALN-2232, an investigational RNAi therapeutic targeting ACVR1C in adipose tissue for obesity and weight management.

•Advanced two new programs (ALN-4285 and ALN-4915) into clinical development in healthy volunteers.

•Announced the planned expansion of its state-of-the-art manufacturing facility in Norton, Massachusetts. The Company plans to invest $250 million to develop the industry's first fully dedicated, proprietary siRNA enzymatic-ligation manufacturing facility. This new enzymatic-ligation platform, siRELISTM, is expected to meaningfully expand capacity, significantly reduce production costs, and position the Company to support future launches across its growing pipeline of potential new medicines.

Additional Business Updates

•Announced changes to the Company's Board of Directors, including the departures of Mike Bonney and Carolyn Bertozzi, Ph.D., and the appointment of Stuart Arbuckle.

Key Upcoming Events

The Company will host an investor webinar marking the one-year anniversary of the FDA approval of AMVUTTRA in ATTR-CM on March 24, 2026. The Company will highlight progress in delivering for ATTR-CM patients and the long-term growth and durability of its flagship TTR franchise.

In the first half of 2026, Alnylam expects to:
•Complete enrollment in the cAPPricorn-1 Phase 2 clinical trial of mivelsiran in patients with cerebral amyloid angiopathy.
•Initiate a Phase 2 clinical trial of mivelsiran in patients with Alzheimer's disease.
•Initiate a Phase 2 clinical trial of ALN-6400 in a second bleeding disorder.

In the second half of 2026, Alnylam expects to announce clinical de-risking data from several pipeline programs, including:
•Results from Phase 1 and Phase 2 clinical trials of ALN-6400 in healthy volunteers and patients with hereditary hemorrhagic telangiectasia (HHT), respectively.

•Results from a Phase 1 clinical trial of ALN-HTT02 in patients with Huntington's disease.
•Results from a Phase 1 clinical trial of ALN-2232 in obesity and weight management.

Financial Results for the Fourth Quarter and Full Year 2025

	Three Months Ended December 31,		Twelve Months Ended December 31,
(In thousands, except per share amounts)	2025	2024	2025	2024
Total revenues	$1,097,033	$593,166	$3,713,937	$2,248,243
GAAP Income (loss) from operations	$131,718	$(105,159)	$501,578	$(176,885)
Non-GAAP Income (loss) from operations	$203,350	$(13,514)	$849,813	$95,199
GAAP Net income (loss)	$111,543	$(83,763)	$313,747	$(278,157)
Non-GAAP Net income (loss)	$169,753	$8,048	$683,644	$(3,051)
GAAP Net income (loss) per common share — basic	$0.84	$(0.65)	$2.39	$(2.18)
GAAP Net income (loss) per common share — diluted	$0.82	$(0.65)	$2.33	$(2.18)
Non-GAAP Net income (loss) per common share — basic	$1.28	$0.06	$5.22	$(0.02)
Non-GAAP Net income (loss) per share — diluted	$1.25	$0.06	$5.08	$(0.02)
For an explanation of our use of non-GAAP financial measures, refer to the “Use of Non-GAAP Financial Measures” section later in this press release and for a reconciliation of each non-GAAP financial measure to the most comparable GAAP measure, see the tables at the end of this press release.
Revenue Summary

	Three Months Ended December 31,
(In thousands, except percentages)	2025	2024	% Change	At CER*
Net product revenues:
AMVUTTRA	$826,588	$286,510	189%	187%
ONPATTRO	31,687	56,103	(44)%	(45)%
Total TTR net product revenues	858,275	342,613	151%	149%
GIVLAARI	86,796	64,645	34%	32%
OXLUMO	49,646	43,573	14%	10%
Total Rare net product revenues	136,442	108,218	26%	23%
Total net product revenues	994,717	450,831	121%	119%
Net revenues from collaborations:
Roche	32,954	12,014	174%	174%
Regeneron Pharmaceuticals	7,834	30,657	(74)%	(74)%
Novartis AG	—	60,003	(100)%	(100)%
Other	155	4,274	(96)%	(96)%
Total net revenues from collaborations	40,943	106,948	(62)%	(62)%
Royalty revenue	61,373	35,387	73%	73%
Total revenues	$1,097,033	$593,166	85%	83%
* Change at constant exchange rates, or CER, represents percent change calculated as if exchange rates had remained unchanged from those used during the three months ended December 31, 2024. CER is a non-GAAP financial measure.

	Twelve Months Ended December 31,
(In thousands, except percentages)	2025	2024	% Change	At CER*
Net product revenues:
AMVUTTRA	$2,313,836	$970,450	138%	137%
ONPATTRO	172,789	252,857	(32)%	(32)%
Total TTR net product revenues	2,486,625	1,223,307	103%	102%
GIVLAARI	308,487	255,871	21%	20%
OXLUMO	191,437	167,050	15%	13%
Total Rare net product revenues	499,924	422,921	18%	17%
Total net product revenues	2,986,549	1,646,228	81%	80%
Net revenues from collaborations:
Roche	394,881	119,489	230%	230%
Regeneron Pharmaceuticals	113,957	302,798	(62)%	(62)%
Novartis AG	—	79,759	(100)%	(100)%
Other	44,528	8,175	445%	445%
Total net revenues from collaborations	553,366	510,221	8%	8%
Royalty revenue	174,022	91,794	90%	90%
Total revenues	$3,713,937	$2,248,243	65%	64%
* Change at constant exchange rates, or CER, represents growth calculated as if exchange rates had remained unchanged from those used during the twelve months ended December 31, 2024. CER is a non-GAAP financial measure.

Total Net Product Revenues
•Net product revenues increased 121% and 81% at actual currency during the three and twelve months ended December 31, 2025, respectively, compared to the same periods in 2024, and 119% and 80% at CER, respectively. The increases were primarily due to growth from AMVUTTRA revenues driven by increased patient demand, mainly in patients with ATTR-CM in the U.S., which was partially offset by a decreased number of patients on ONPATTRO, and due to growth from an increased number of patients on GIVLAARI and OXLUMO.
Net Revenues from Collaborations
•Net revenues from collaborations decreased $66 million during the three months ended December 31, 2025, as compared to the same period in 2024, primarily due to revenue recognized under our license agreement with Novartis associated with the achievement of a specified Leqvio commercialization milestone during the three months ended December 31, 2024.
•Net revenues from collaborations increased by $43 million during the twelve months ended December 31, 2025, as compared to the same period in 2024, primarily driven by recognition of $300 million of milestone revenue under our collaboration with Roche in September 2025 associated with the dosing of the first patient in the ZENITH Phase 3 clinical trial of zilebesiran and recognition of a $30 million payment in connection with the amendment to our agreement with Vir Biotechnology in March 2025. In comparison, during 2024, we recognized $185 million in revenues under our collaboration with Regeneron as we modified the collaboration in June 2024 and provided Regeneron with an exclusive license to develop, manufacture and commercialize cemdisiran as a monotherapy, and also recognized $65 million of milestone revenue under our collaboration with Roche in March 2024 associated with the dosing of the first patient in the KARDIA-3 Phase 2 clinical trial of zilebesiran.
Royalty Revenue
•Royalty revenue increased during the three and twelve months ended December 31, 2025, as compared to the same periods in 2024, due to increased volume and rate of royalties earned from global net sales of Leqvio by Novartis.

Operating Expense Summary

	Three Months Ended December 31,			Twelve Months Ended December 31,
(In thousands, except percentages)	2025	2024	% Change	2025	2024	% Change
Cost of goods sold	$267,723	$102,649	161%	$677,166	$306,513	121%
% of net product revenues	26.9%	22.8%		22.7%	18.6%
Cost of collaborations and royalties	$—	$168	(100)%	$4,705	$16,857	(72)%
GAAP Research and development expenses	$372,218	$300,169	24%	$1,319,775	$1,126,232	17%
Non-GAAP Research and development expenses	$340,898	$259,544	31%	$1,166,380	$998,483	17%
GAAP Selling, general and administrative expenses	$325,374	$295,339	10%	$1,210,713	$975,526	24%
Non-GAAP Selling, general and administrative expenses	$285,062	$244,319	17%	$1,015,873	$831,191	22%
Cost of Goods Sold
•Cost of goods sold as a percentage of net product revenues increased during the three and twelve months ended December 31, 2025, as compared to the same periods in 2024, primarily as a result of increased sales of AMVUTTRA and an associated increase in the blended royalty rate payable on net sales of AMVUTTRA.
Research & Development (R&D) Expenses
•GAAP and non-GAAP R&D expenses increased during the three and twelve months ended December 31, 2025, as compared to the same periods in 2024, primarily due to increased clinical trial expenses for the ZENITH Phase 3 clinical trial of zilebesiran, the TRITON-CM Phase 3 clinical trial of nucresiran in patients with ATTR-CM and the TRITON-PN Phase 3 clinical trial of nucresiran in patients with hATTR-PN, as well as increased employee compensation and related expenses to support our research and development pipeline and development expenses. Additionally, GAAP R&D expenses increased due to higher stock-based compensation expenses.
Selling, General & Administrative (SG&A) Expenses
•GAAP and non-GAAP SG&A expenses increased during the three and twelve months ended December 31, 2025, as compared to the same periods in 2024, primarily due to higher employee compensation costs, including stock-based compensation, mainly driven by higher headcount, and increased marketing investment associated with the commercial launch of AMVUTTRA in ATTR-CM.
Other Financial Highlights
Interest expense
•Interest expense for the three and twelve months ended December 31, 2025 of $65 million and $253 million, respectively, included interest of $38 million and $150 million, respectively, attributed to the liability related to the sale of future Leqvio royalties, and $25 million and $89 million, respectively, attributed to the liabilities related to the vutrisiran and zilebesiran development funding.
Benefit from (provision for) income taxes
•During the three months year ended December 31, 2025, we recorded a benefit from income taxes of $25 million primarily related to the generation of Switzerland deferred tax assets, partially offset by additional U.S state income tax. During the twelve months ended December 31, 2025, we recorded a provision for income taxes of $9 million primarily related to U.S state income taxes, utilization of Switzerland net deferred tax assets, as well as taxable income from jurisdictions in which we are subject to tax. We will continue to utilize deferred tax assets in Switzerland to offset current cash tax liabilities and will continue to monitor the requirement for a valuation allowance against our net deferred tax assets in the U.S. and certain deferred tax assets in Switzerland.
Financial position
•Cash, cash equivalents and marketable securities were $2.91 billion as of December 31, 2025, as compared to $2.69 billion as of December 31, 2024, with the increase primarily due to improved operating performance, proceeds from exercise of stock options, and net proceeds from the issuance of our 0.00% convertible senior notes due 2028, offset in part by cash paid for the partial repurchases of our 1.00% convertible senior notes due 2027.
•Net cash provided by operating activities for the three and twelve months ended December 31, 2025 included $23 million and $118 million, respectively, of payments associated with the liability related to the sale of future Leqvio royalties recorded to interest expense, as well as $30 million and $85 million, respectively, of payments associated with the liabilities related to vutrisiran and zilebesiran development funding recorded to interest expense.
A reconciliation of our GAAP to non-GAAP results for the three and twelve months ended December 31, 2025 and 2024, is included in the tables at the end of this press release.

2026 Financial Guidance
Full-year 2026 financial guidance is summarized below:

Total TTR net product revenues (AMVUTTRA, ONPATTRO)[1]	$4,400 million - $4,700 million
Total Rare net product revenues (GIVLAARI, OXLUMO)[1]	$500 million - $600 million
Total net product revenues[1]	$4,900 million - $5,300 million
Net product revenues growth vs. 2025 at currency exchange rates as of December 31, 2025[2]	64% - 77%
Net product revenues growth vs. 2025 at constant exchange rates[2]	64% - 77%
Net revenues from collaborations and royalties	$400 million - $500 million
Non-GAAP R&D and SG&A expenses[3]	$2,700 million - $2,800 million

[1] Full-year 2026 guidance utilizing currency exchange rates as of December 31, 2025: 1 EUR = 1.17 USD and 1 USD = 157 JPY
[2] Representing growth calculated as if the exchange rates had remained unchanged from those used in 2025, which is a non-GAAP financial measure
[3] Excludes $300 million - $400 million of stock-based compensation expense from estimated GAAP R&D and SG&A expenses
Use of Non-GAAP Financial Measures
This press release contains non-GAAP financial measures, including expenses adjusted to exclude certain non-cash expenses and non-recurring gains or losses outside the ordinary course of the Company’s business. These measures are not in accordance with, or an alternative to, GAAP, and may be different from non-GAAP financial measures used by other companies.

The items included in GAAP presentations but excluded for purposes of determining non-GAAP financial measures for the periods presented in this press release are stock-based compensation expenses, loss related to convertible debt, and realized and unrealized gains or losses on marketable equity securities. The Company has excluded the impact of stock-based compensation expense, which may fluctuate from period to period based on factors including the variability associated with performance-based grants for stock options and restricted stock units and changes in the Company’s stock price, which impacts the fair value of these awards. The Company has excluded the loss related to convertible debt because the Company believes the item is a non-recurring transaction outside the ordinary course of the Company’s business. The Company has excluded the impact of the realized and unrealized gains or losses on marketable equity securities because the Company does not believe these adjustments accurately reflect the performance of the Company’s ongoing operations for the period in which such gains or losses are reported, as their sole purpose is to adjust amounts on the balance sheet.

Percentage changes in revenue growth at CER are presented excluding the impact of changes in foreign currency exchange rates for investors to understand the underlying business performance. The current period’s foreign currency revenue values are converted into U.S. dollars using the average exchange rates from the prior period.

The Company believes the presentation of non-GAAP financial measures provides useful information to management and investors regarding the Company’s financial condition and results of operations. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance and are better able to compare the Company’s performance between periods. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating performance, allocating resources and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation or as a substitute for GAAP financial measures. A reconciliation between GAAP and non-GAAP measures is provided later in this press release.

Conference Call Information
Management will provide an update on the Company and discuss fourth quarter and full year 2025 results as well as expectations for the future via conference call on Thursday, February 12, 2026 at 8:30 am ET. A live audio webcast of the call will be available on the Investors section of the Company’s website at www.alnylam.com/events. An archived webcast will be available on the Alnylam website approximately two hours after the event.

About AMVUTTRA® (vutrisiran)
AMVUTTRA® (vutrisiran) is an RNAi therapeutic that delivers rapid knockdown of transthyretin (TTR), addressing the underlying cause of transthyretin (ATTR) amyloidosis. Administered quarterly via subcutaneous injection by a healthcare professional, AMVUTTRA is approved and marketed for the treatment of the polyneuropathy of hereditary transthyretin-mediated amyloidosis (hATTR-PN) in adults and for the treatment of the cardiomyopathy of wild-type or hereditary transthyretin-mediated amyloidosis (ATTR-CM) in adults to reduce cardiovascular mortality, cardiovascular hospitalizations and urgent heart failure visits. For more information about AMVUTTRA, including the full U.S. Prescribing Information, visit AMVUTTRA.com.

About ONPATTRO® (patisiran)
ONPATTRO is an RNAi therapeutic that is approved in the United States and Canada for the treatment of adults with hATTR amyloidosis with polyneuropathy. ONPATTRO is also approved in the European Union, Switzerland and Brazil for the treatment of hATTR amyloidosis in adults with Stage 1 or Stage 2 polyneuropathy, and in Japan for the treatment of hATTR amyloidosis with polyneuropathy. ONPATTRO is an intravenously administered RNAi therapeutic targeting transthyretin (TTR). It is designed to target and silence TTR messenger RNA, thereby reducing the production of TTR protein before it is made. Reducing the pathogenic protein leads to a reduction in amyloid deposits in tissues. For more information about ONPATTRO, including full Prescribing Information, visit ONPATTRO.com.

About GIVLAARI® (givosiran)
GIVLAARI (givosiran) is an RNAi therapeutic targeting aminolevulinic acid synthase 1 (ALAS1) approved in the United States and Brazil for the treatment of adults with acute hepatic porphyria (AHP). GIVLAARI is also approved in the European Union for the treatment of AHP in adults and adolescents aged 12 years and older. In the pivotal trial, GIVLAARI was shown to significantly reduce the rate of porphyria attacks that required hospitalizations, urgent healthcare visits or intravenous hemin administration at home compared to placebo. GIVLAARI is Alnylam’s first commercially available therapeutic based on its Enhanced Stabilization Chemistry ESC-GalNAc conjugate technology to increase potency and durability. GIVLAARI is administered via subcutaneous injection once monthly at a dose based on actual body weight and should be administered by a healthcare professional. GIVLAARI works by specifically reducing elevated levels of ALAS1 messenger RNA (mRNA), leading to reduction of toxins associated with attacks and other disease manifestations of AHP. For more information about GIVLAARI, including the full U.S. Prescribing Information, visit GIVLAARI.com.

About OXLUMO® (lumasiran)
OXLUMO (lumasiran) is an RNAi therapeutic targeting hydroxyacid oxidase 1 (HAO1). HAO1 encodes glycolate oxidase (GO). Thus, by silencing HAO1 and depleting the GO enzyme, OXLUMO inhibits production of oxalate – the metabolite that directly contributes to the pathophysiology of PH1. OXLUMO utilizes Alnylam’s Enhanced Stabilization Chemistry (ESC)-GalNAc-conjugate technology, which enables subcutaneous dosing with increased potency and durability and a wide therapeutic index. OXLUMO has received regulatory approvals from the U.S. Food and Drug Administration (FDA) for the treatment of primary hyperoxaluria type 1 (PH1) to lower urinary and plasma oxalate levels in pediatric and adult patients and from the European Medicines Agency (EMA) for the treatment of PH1 in all age groups. In the pivotal ILLUMINATE-A trial, OXLUMO was shown to significantly reduce levels of urinary oxalate relative to placebo, with the majority of patients reaching normal or near-normal levels. In the ILLUMINATE-B pediatric Phase 3 trial, OXLUMO demonstrated an efficacy and safety profile consistent to that observed in ILLUMINATE-A. In the ILLUMINATE-C trial, OXLUMO resulted in substantial reductions in plasma oxalate in patients with advanced PH1. Across all three studies, injection site reactions (ISRs) were the most common drug-related adverse reaction. OXLUMO is administered via subcutaneous injection once monthly for three months, then once quarterly beginning one month after the last loading dose at a dose based on actual body weight. For patients who weigh less than 10 kg, ongoing dosing remains monthly. OXLUMO should be administered by a healthcare professional. For more information about OXLUMO, including the full U.S. Prescribing Information, visit OXLUMO.com.

About LNP Technology
Alnylam has licenses to Arbutus Biopharma lipid nanoparticle (LNP) intellectual property for use in RNAi therapeutic products using LNP technology.

About RNAi
RNAi (RNA interference) is a natural cellular process of gene silencing that represents one of the most promising and rapidly advancing frontiers in biology and drug development today. Its discovery has been heralded as “a major scientific breakthrough that happens once every decade or so,” and was recognized with the award of the 2006 Nobel Prize for Physiology or Medicine. By harnessing the natural biological process of RNAi occurring in our cells, a new class of medicines known as RNAi therapeutics is now a reality. Small interfering RNA (siRNA), the molecules that mediate RNAi and comprise Alnylam’s RNAi therapeutic platform, function upstream of today’s medicines by potently silencing messenger RNA (mRNA) – the genetic precursors – that encode for disease-causing or disease pathway proteins, thus preventing them from being made. This is a revolutionary approach with the potential to transform the care of patients with genetic and other diseases.

About Alnylam Pharmaceuticals
Alnylam (Nasdaq: ALNY) is a leading global biopharmaceutical company and the pioneer of the RNA interference (RNAi) revolution. The Company is focused on developing transformative therapies with the potential to prevent, halt, or reverse disease. For more than two decades, Alnylam has advanced the Nobel-Prize-winning science of RNAi, delivering critical breakthroughs and six approved medicines. Alnylam has medicines available in more than 70 countries and a rapidly expanding and robust pipeline, in addition to consistently being recognized as an exceptional workplace and socially responsible organization. The Company is executing on its Alnylam 2030 strategy to accelerate innovation and scale impact to transform human health. For more information, please visit www.alnylam.com or follow Alnylam on X, LinkedIn, Facebook, Instagram, or YouTube.

Alnylam Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than historical statements of fact regarding Alnylam’s expectations, beliefs, goals, plans or prospects including, without limitation, statements regarding Alnylam’s ability to achieve the goals in its “Alnylam 2030” strategy, including to achieve durable ATTR leadership, long-term sustainable innovation and exceptional financial results; Alnylam’s ability to drive substantial patient impact by addressing serious unmet medical needs around the world and to create substantial long-term shareholder value; Alnylam’s ability to deliver sustainable growth in operating income; the planned expansion of Alnylam’s manufacturing facility in Norton, Massachusetts, including Alnylam’s planned $250 million investment in the expansion and the potential for the siRELIS platform to be a best-in-class enzymatic ligation-based RNAi manufacturing platform and to meaningfully expand capacity, significantly reduce production costs and position Alnylam to support future launches across its growing pipeline of potential new medicines; the potential success of Alnylam’s TTR franchise, including its potential for long-term growth, growth trajectory, competitive strength and long-term durability; the timing of commencement of, or of the completion of enrollment in, any of Alnylam’s clinical trials; and Alnylam’s projected commercial and financial performance, including the expected range for 2026 of TTR net product revenues, Rare net product revenues, total net product revenues, net revenues from collaborations and royalties, and non-GAAP R&D and SG&A expenses, should be considered forward-looking statements. Actual results and future plans may differ materially from those indicated by these forward-looking statements as a result of various important risks, uncertainties and other factors, including, without limitation, risks and uncertainties relating to: Alnylam’s ability to successfully execute on its “Alnylam 2030” strategy; Alnylam’s ability to successfully launch, market and sell Alnylam’s approved products globally, including AMVUTTRA; Alnylam’s ability to discover and develop novel drug candidates and delivery approaches and successfully demonstrate the efficacy and safety of its product candidates; the pre-clinical and clinical results for Alnylam’s product candidates; actions or advice of regulatory agencies and Alnylam’s ability to obtain and maintain regulatory approval for its product candidates, as well as favorable pricing and reimbursement; delays, interruptions or failures in the manufacture and supply of Alnylam’s marketed products or its product candidates; obtaining, maintaining and protecting intellectual property; Alnylam’s ability to manage its growth and operating expenses through disciplined investment in operations; Alnylam’s ability to maintain strategic business collaborations; Alnylam’s dependence on third parties for the development and commercialization of certain products, including Roche, Novartis, Sanofi, and Regeneron; the outcome of litigation and government investigations; the risk of future litigation and government investigations; and unexpected expenditures; as well as those risks and uncertainties more fully discussed in the “Risk Factors” filed with Alnylam’s most recent Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission (SEC), as may be updated from time to time in other filings that Alnylam makes with the SEC. In addition, any forward-looking statements represent Alnylam’s views only as of today and should not be relied upon as representing its views as of any subsequent date. Alnylam explicitly disclaims any obligation, except to the extent required by law, to update any forward-looking statements.

ALNYLAM PHARMACEUTICALS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except per share amounts)

	December 31, 2025	December 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$1,657,250	$966,428
Marketable debt securities	1,251,234	1,719,920
Marketable equity securities	—	8,156
Accounts receivable, net	777,567	405,308
Inventory	82,719	78,509
Prepaid expenses and other current assets	281,892	116,964
Total current assets	4,050,662	3,295,285
Property, plant and equipment, net	513,147	502,784
Operating lease right-of-use assets	194,916	191,148
Deferred tax assets	125,975	116,863
Restricted investments	22,170	68,593
Other assets	59,461	65,310
Total assets	$4,966,331	$4,239,983
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$115,721	$88,415
Accrued expenses	1,080,197	793,692
Operating lease liabilities	45,518	41,886
Deferred revenue	4,845	55,481
Liabilities related to the sale of future royalties and development funding	220,068	113,018
Development derivative liability	—	93,780
Total current liabilities	1,466,349	1,186,272
Operating lease liabilities, net of current portion	225,087	229,541
Convertible debt	1,007,784	1,024,621
Liabilities related to the sale of future royalties and development funding, net of current portion	1,470,341	1,334,353
Development derivative liability, net of current portion	—	393,139
Other liabilities	7,594	4,969
Total liabilities	4,177,155	4,172,895
Stockholders' equity:
Preferred stock, $0.01 par value per share, 5,000 shares authorized and no shares issued and outstanding as of December 31, 2025 and December 31, 2024	—	—
Common stock, $0.01 par value per share, 250,000 shares authorized as of December 31, 2025 and December 31, 2024, respectively; 132,376 shares issued and outstanding as of December 31, 2025; 129,294 shares issued and outstanding as of December 31, 2024	1,324	1,293
Additional paid-in capital	7,510,473	7,388,061
Accumulated other comprehensive loss	(20,097)	(34,518)
Accumulated deficit	(6,702,524)	(7,287,748)
Total stockholders' equity	789,176	67,088
Total liabilities and stockholders' equity	$4,966,331	$4,239,983

This selected financial information should be read in conjunction with the consolidated financial statements and notes thereto included in Alnylam’s Annual Report on Form 10-K which includes the audited financial statements for the year ended December 31, 2025.

ALNYLAM PHARMACEUTICALS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Statements of Operations	(Unaudited)	(Unaudited)
Revenues:
Net product revenues	$994,717	$450,831	$2,986,549	$1,646,228
Net revenues from collaborations	40,943	106,948	553,366	510,221
Royalty revenue	61,373	35,387	174,022	91,794
Total revenues	1,097,033	593,166	3,713,937	2,248,243
Operating costs and expenses:
Cost of goods sold	267,723	102,649	677,166	306,513
Cost of collaborations and royalties	—	168	4,705	16,857
Research and development	372,218	300,169	1,319,775	1,126,232
Selling, general and administrative	325,374	295,339	1,210,713	975,526
Total operating costs and expenses	965,315	698,325	3,212,359	2,425,128
Income (loss) from operations	131,718	(105,159)	501,578	(176,885)
Other expense:
Interest expense	(65,400)	(38,971)	(252,627)	(141,858)
Interest income	26,630	31,019	111,470	121,992
Loss related to convertible debt	(3,327)	—	(42,473)	—
Other (expense) income, net	(3,360)	(80,847)	5,204	(180,624)
Total other expense, net	(45,457)	(88,799)	(178,426)	(200,490)
Income (loss) before income taxes	86,261	(193,958)	323,152	(377,375)
Benefit from (provision for) income taxes	25,282	110,195	(9,405)	99,218
Net income (loss)	$111,543	$(83,763)	$313,747	$(278,157)

Net income (loss) per common share — basic	$0.84	$(0.65)	$2.39	$(2.18)
Net income (loss) per common share — diluted	$0.82	$(0.65)	$2.33	$(2.18)

Weighted-average common shares — basic	132,232	129,116	131,004	127,651
Weighted-average common shares — diluted	136,281	129,116	134,684	127,651

ALNYLAM PHARMACEUTICALS, INC.
RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2025	2024	2025	2024
Reconciliation of GAAP to Non-GAAP Research and development expenses:
GAAP Research and development expenses	$372,218	$300,169	$1,319,775	$1,126,232
Less: Stock-based compensation expenses	(31,320)	(40,625)	(153,395)	(127,749)
Non-GAAP Research and development expenses	$340,898	$259,544	$1,166,380	$998,483

Reconciliation of GAAP to Non-GAAP Selling, general and administrative expenses:
GAAP Selling, general and administrative expenses	$325,374	$295,339	$1,210,713	$975,526
Less: Stock-based compensation expenses	(40,312)	(51,020)	(194,840)	(144,335)
Non-GAAP Selling, general and administrative expenses	$285,062	$244,319	$1,015,873	$831,191

Reconciliation of GAAP to Non-GAAP Income (loss) from operations:
GAAP Income (loss) from operations	$131,718	$(105,159)	$501,578	$(176,885)
Add: Stock-based compensation expenses	71,632	91,645	348,235	272,084
Non-GAAP Income (loss) from operations	$203,350	$(13,514)	$849,813	$95,199

Reconciliation of GAAP to Non-GAAP Net income (loss):
GAAP Net income (loss)	$111,543	$(83,763)	$313,747	$(278,157)
Add: Stock-based compensation expenses	71,632	91,645	348,235	272,084
Add: Realized and unrealized loss on marketable equity securities	—	166	2,306	3,022
Add: Loss related to convertible debt	3,327	—	42,473	—
Less: Income tax effect of GAAP to non-GAAP reconciling items	(16,749)	—	(23,117)	—
Non-GAAP Net income (loss)	$169,753	$8,048	$683,644	$(3,051)

Reconciliation of GAAP to Non-GAAP Net income (loss) per common share - basic:
GAAP Net income (loss) per common share — basic	$0.84	$(0.65)	$2.39	$(2.18)
Add: Stock-based compensation expenses	0.54	0.71	2.66	2.13
Add: Realized and unrealized loss on marketable equity securities	—	—	0.02	0.02
Add: Loss related to convertible debt	0.03	—	0.32	—
Less: Income tax effect of GAAP to non-GAAP reconciling items	(0.13)	—	(0.18)	—
Non-GAAP Net income (loss) per common share — basic	$1.28	$0.06	$5.22	$(0.02)

Reconciliation of GAAP to Non-GAAP Net income (loss) per common share - diluted:
GAAP Net income (loss) per common share — diluted	$0.82	$(0.65)	$2.33	$(2.18)
Add: Stock-based compensation expenses	0.53	0.71	2.59	2.13
Add: Realized and unrealized loss on marketable equity securities	—	—	0.02	0.02
Add: Loss related to convertible debt	0.02	—	0.32	—
Less: Income tax effect of GAAP to non-GAAP reconciling items	(0.12)	—	(0.17)	—
Non-GAAP Net income (loss) per share — diluted	$1.25	$0.06	$5.08	$(0.02)
Please note that the figures presented above may not sum exactly due to rounding

ALNYLAM PHARMACEUTICALS, INC.
RECONCILIATION OF GAAP TO NON-GAAP REVENUE GROWTH AT CONSTANT CURRENCY
(Unaudited)

	December 31, 2025
	Three Months Ended	Twelve Months Ended
AMVUTTRA net product revenue growth, as reported	189%	138%
Add: Impact of foreign currency translation	(2)	(1)
AMVUTTRA net product revenue growth at constant currency	187%	137%

ONPATTRO net product revenue growth, as reported	(44)%	(32)%
Add: Impact of foreign currency translation	(1)	—
ONPATTRO net product revenue growth at constant currency	(45)%	(32)%

Total TTR net product revenue growth, as reported	151%	103%
Add: Impact of foreign currency translation	(2)	(1)
Total TTR net product revenue growth at constant currency	149%	102%

GIVLAARI net product revenue growth, as reported	34%	21%
Add: Impact of foreign currency translation	(2)	(1)
GIVLAARI net product revenue growth at constant currency	32%	20%

OXLUMO net product revenue growth, as reported	14%	15%
Add: Impact of foreign currency translation	(4)	(2)
OXLUMO net product revenue growth at constant currency	10%	13%

Total Rare net product revenue growth, as reported	26%	18%
Add: Impact of foreign currency translation	(3)	(1)
Total Rare net product revenue growth at constant currency	23%	17%

Total net product revenue growth, as reported	121%	81%
Add: Impact of foreign currency translation	(2)	(1)
Total net product revenue growth at constant currency	119%	80%

Total revenue growth, as reported	85%	65%
Add: Impact of foreign currency translation	(2)	(1)
Total revenue growth at constant currency	83%	64%